EXHIBIT 10.29

                19480 SW Mohave Ct., Tualatin, OR  97062
  Phone: (503) 612-9860 Fax: (503) 692-3518 http://www.signupserver.net
                                            ---------------------------

                        MASTER SERVICES AGREEMENT


This Master Services Agreement (the "Agreement") is entered into as of _____________, ______ ("the Effective Date") between SignupServer, Inc. ("SignupServer Inc.-a GJT company-"), and NetVoice identified below ("Client"). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agrees as follows:

1. PURPOSE OF AGREEMENT. Network Operation Services will be performed by SSI for Net Voice Technologies. SSI has a custom label ISP program and proprietary software for controlling multiple ISP's. SSI will provide services for Client, so that Client will be able to market Virtual ISP services under their name through SSI. SSI will setup and run services for custom labeled ISP's that NetVoice allows on the network.

2. SERVICE INTERRUPTIONS. SSI shall not be liable for failure or delay in performing its obligations hereunder if such failure or delay is due to circumstances beyond its reasonable control, including, without limitation, acts of any government body, war, insurrection, sabotage, embargo, fire, flood, strike or other labor disturbance, interruption or delay in transportation, unavailability of interruption or delay in telecommunications or third party services, failure of third party software or inability to obtain raw materials, supplies, or power used in or equipment needed for provision of the Services. SSI will not be liable for any damages for loss of service including complications occurring for the faltering and method.

3. USER CONTENT AND CONDUCT. Client is solely responsible for the content and any posting, data or transmissions using the Services (the "Content"), or any other use of the Services by client or by any person or entity Client permits to access the Services (a "Ser"). Client represents and warrants that neither it nor any User will use the services for unlawful purposes (including, without limitation, infringement of copyright or trademark, misappropriation of trade secrets, wire fraud, invasion of privacy, pornography, obscenity, defamation, and illegal use, transportation or sale of tobacco, controlled substance and firearms), or to interfere with, or disrupt, other, network users, network services or network equipment. Disruptions include, without limitation, distribution of unsolicited advertising or chain letters, repeated harassment of other network users, wrongly impersonating another user, falsifying one's network identity for improper or illegal purposes, sending unsolicited mass e-mailings, propagation of computer viruses, and using the network to make unauthorized entry to any other machine accessible location via the network. SSI may suspend or terminate Services immediately, without prior notice to Client. If SSI believes, in good faith, that Client or a User is utilizing the services for any such illegal or disruptive purpose (SPAM policy is the policy that is given to us by the network. Each ISP needs to adhere to each of these network policies). Client shall defend, indemnify, and hold harmless SSI from and against all liabilities, judgments, claims, damages, settlements, expenses and costs (including reasonable attorneys' fees and litigation expenses) arising out of or relating to any and all claims by any person relating to use of the Services, including, but not limited to, use of Services without consent of the Client.

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4.   PRICING AND PAYMENT TERMS.

4.1  Filtering Center Pricing, Minimum Payments:
There will be no setup fee required for the filtering center. Pricing determined by minimum customer commitments. Pricing per user and minimum customer monthly commitments are as follows, with a three-month ramp-up:

     User Pricing:

          Under 25k           .59 per user
          25k to 50k          .55 per user
          50k to 200k         .47 per user
          100k to 200k        .35 per user
          200k and up         .29 per user

     MINIMUM MONTHLY PRICING:

     3500 customer minimum month one
     7000 customer minimum month two
     1000 customer minimum month three
     13000 customer minimum month four

NOC Finances:

We will require a setup fee of $35,000 to outfit and configure a NOC, and a base operations fee of $15,000 a month for services. This base fee will be cut to $7,500 when customers levels reach 50k and will be completely removed when a 100k customer base level is reached. We will require a setup fee for no less than $1,000 for every ISP that we set up with automation. A "per head" fee will also be assessed that includes automation, email, personal web space, authentication for users, and database management. The "per head" fee are as follows:

     Under 50,000             .53 per user
     50,000-100,000           .46 per user
     100,001-500,000          .31 per user
     500,001-1,000,000        .23 per user
     1,000,001-2,000,000      .16 per user
     2,000,001 and up         .12 per user

4.2 PAYMENT TERMS. The full amount of the setup fee will be required to start any services by SSI. Thirty days after the NOC is up, base payment will be due. Every month after, the base plus the "per head" fee will be due. The recurring billing date shall be the day that the NOC is in place, and that will establish the day of the month for reoccurring bills. For accounts that are paid by credit cards, Client authorizes SSI to charge recurring billing on the recurring billing date, until Client gives written notice otherwise to SSI or until the expiration or termination of a Service Order. Accounts that pay by check (limited to U.S. bank checks) will be faxed and mailed an invoice on the recurring billing date any payment is due immediately. SSI reserves the right to charge Client any sales, use, excise, and a valorem, gross receipts, or any other tax or fees now imposed, directly or indirectly, by any government authority or agency with respect to the Services.

4.3 PRICING DISPUTES. Client must notify SSI in writing of any disputed charge within 30 days of the date of the billing for such charges. If Client

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does not notify SSI within that time period, Client has waived any right to dispute such amounts, either directly or as a set-off, recoupment for defense in any action or efforts to collect amounts due to SSI.

4.4 COLLECTIONS. All accounts more than 30 days past due will be charged interest from the due date of the lessor of (i) 1.5% per month on the past due amount: or (ii) the highest legal rate of interest. SSI may suspend, interrupt, or terminate Services on any account that is past due by more than thirty (30) calendar days, by disabling services. All accounts that have not been paid in full may be sent by SSI to a collection agency. The Client is responsible for paying all costs of collections, including, but not limited to reasonable attorneys' fees and where lawful, collection agency fees. All accounting issues should be addressed to SSI at accounting@signupserver.net.

5.   SUPPORT.

5.1 SSI shall provide Client with support services as follows; helping ISP's with setup, and availability for questions regarding the services they are performing. We will be doing limited support to the ISP owner that needs help on the services that SSI supplies.

5.2 EXCLUSIONS. SSI will not be responsible for customers of Client, if they have misused the service and if they have caused a malfunction in SSI's service due to an error on their part. SSI may choose to help such customers for a programming fee to be determined case by case.

5.3 CLIENT'S DUTIES. Client shall document and promptly report all errors or malfunctions of service.

6.   TERM AND TERMINATION.

6.1 TERM. The term of this Agreement shall commence on the Effective Date and continue until terminated in accordance with this Agreement. The term of a Service Order shall be a one year term agreement. The term of a Service Order shall automatically renew unless either party provides the other with written notice of termination one month prior to the renewal date reflected in the Service Order.

6.2 TERMINATION UPON DEFAULT. As referred to in Section 6.1, SSI may terminate this Agreement and any or all Service Orders, within its sole discretion, if Client fails to pay (and SSI has not actually received) any amounts due within fifteen (15) days after the due date. For other breaches of this Agreement, either party may terminate this Agreement, and Service, as applicable, if the breaching party fails to correct the default within forty-five (45) days after written notice.

6.3 EFFECTS OF TERMINATION. Not withstanding termination of this Agreement and Service Orders, SSI shall be entitled to payment in full of all amounts that may be due to it from Client. In addition, all other rights and obligations of the parties shall cease upon termination of this Agreement.

7. CONFIDENTIAL INFORMATION. Confidential Information shall mean all information identified by a party ("Disclosing Party") to the other party ("Receiving Party"), which if in writing labeled as confidential or if disclosed orally, is reduced to writing within fifteen (15) days, and labeled as confidential. Confidential Information shall remain the sole property of

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the Disclosing Party.  Except for the specific rights granted by this
Agreement, the receiving party shall not use any Confidential Information to any third party without the written consent of Disclosing Party (except to consultants who are bound by a written agreement with receiving Party to maintain confidentiality). Confidential Information shall exclude information (i) available to the public other than a breach of this Agreement; (ii) rightfully received from a third party not in breach of an obligation of confidentiality; (iii) independently developed by Receiving Party without access to Confidential Information; (iv) known to receiving Party at the time of disclosure; or (v) produced in compliance with a court order. Receiving Party shall give reasonable notice to Disclosing Party that Confidential Information is being sought by a third person, so as to afford an opportunity to limit or prevent such disclosure Confidential Information to Disclosing Party upon request.

8. LIMITATION OF LIABILITY. SSI's liability (including, for purpose of this agreement of this paragraph only, any of it's employees, agents, or representatives), to Client (either directly or as a third party defendant in any action or proceeding) for any claim arising out of or relating to this Agreement or Service Orders or the provision of any Services under Service Orders (including, without limitation maintenance and support) shall be limited to the amount of fees paid by Client to SSI under this Agreement within one year proceeding that date Client contends its claim arose. In no event shall SSI be liable for any loss of data, loss of profits, cost of cover, or any other specials, incidental, consequential, indirect or punitive damages, however caused and regardless of theory of liability. This limitation will apply even if SSI has been advised of, or is aware of, the possibility of such damages.

9.   MISCELLANEOUS.

9.1 INDEPENDENT CONTRACTOR. The relationship of SSI and Client under this Agreement is that of the independent contractors not partners, joint ventures, or co-owners as participants. Neither party has authority to contract for or bind the other.

9.1 NOTICES. Any notice hereunder shall be in writing and shall be given by registered, certified or express mail, or reliable overnight courier (such as FedEx) addressed to the addresses in this Agreement, or by facsimile, Notice shall be deemed to be given upon the earlier of actual receipt or three (3) days after it has been sent, properly addressed and with postage prepaid. Either party may change its address for notice by means of notice to the other party given in accordance with this Section.

9.3 GOVERNING LAW AND FORUM. This Agreement shall be governed and interpreted according to the internal laws of the Commonwealth of Oregon, excluding choice of law provisions. For all disputes arising out of related to this Agreement or Service Orders, the parties irrevocable consent to the exclusive jurisdiction of the Circuit Court of Multnomah County and the United States District Court for Portland, Oregon. ALL SUCH ACTIONS WILL BE TRIED BY THE COURT SITTING WITHOUT A JURY AND THE PARTIES IRREVOCABLY WAIVE THEIR RIGHTS TO TRIAL BY JURY. Clients addresses for the purposes of service of process shall be the address designated for notices in this Agreement. In connection with all actions which SSI is awarded amounts due from Client, SSI shall be awarded (either in that action or by way of separate action) its costs and expenses of litigation (including reasonable attorneys' fees), through trial and appeal.

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9.4  ADVERTISING.  SSI may include Client's name and contact information in directories of SSI service subscribers for the purpose of promoting the use of the services by Client's generally. SSI will not use Client's name or other identifying information in any other advertising or promotion materials, without prior written consent of Client, which may not be unreasonably withheld.

9.5 INDEMNIFICATION. Client shall defend, indemnify, and hold harmless SSI from and against all liabilities, judgments, claims damages, settlements, expenses and cost (including reasonable attorneys' fees and litigation expenses) arising out of or relating to any breach of this agreement or Service by Client. Client and SSI will promptly notify each other upon receipt of any 3rd party claim or legal action arising out of relating to this Agreement or Service Orders.

9.6 ENTIRE AGREEMENT AND WAIVER. This Agreement and the Service, constitute the entire agreement between SSI and Client with respect to the subject matter hereof. All prior agreements, representations, and statements with respect to such subject matter are superseded. Any failure of either party to exercise or enforce its rights under this Agreement or Service Orders shall not act as a waiver of subsequent breaches.

9.7 SEVERABILITY. In the event any provision of this agreement is to be determined to be unenforceable in full, that provision will be enforced to the maximum extent permissible under applicable law, and the other provisions of this Agreement will remain in full force and effect.

9.8 NON-SOLICITATION. During the term of this Agreement and for a period of one (1) year thereafter, Client shall not thereby substantially alter technical parameters of the Services.

10. MODIFICATIONS. This Agreement may be modified only by further writing, executed by both parties. This Agreement contains no special provisions, except those written below (if none, write "NONE"):

___________________________________________________________________________
___________________________________________________________________________

11.  NOTICES.  All notices hereunder shall be given at the following addresses:

SIGNUPSERVER INC.                  ______________________________
                                   Company Name

By:__________________________      By:___________________________

Title:_______________________      Title:________________________

Date:________________________      Date:_________________________

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                    NETVOICE AUTHORIZATION AGREEMENT


NetVoice Technologies, Inc. ("NetVoice") its affiliates, associates and subsidiary corporation, herewith authorize Sign Up Server ("SSI") as an independent contractor for identifying and prospecting to ________________ for the purpose of providing Internet, VoIP, unified messaging, or CLEC services to ________________ "Transaction").

Fees for Internet services acquired via SSI to _____________ will be as follows:

A contingent fee will be payable to SSI upon the closing of a Transaction with _______________. Such contingent fee will be based on a per subscriber sign up fee for service provided by NetVoice paid for by __________________ in connection with the Transaction.

The total amount of the contingent fee shall be calculated from the following schedule on the total Consideration:

      Number of Total Subscribers X $.35 = Contingent Fee Per Month

The contingent fee set forth above will be due and paid at the time of payment from ______________________.

Fees for other services (VoIP, Unified Messaging, CLEC) will be decided upon delivery of prospect opportunity from SSI

This Agreement may be terminated by either party upon 30 days prior written notice provided, however, that _________________ contingent fee obligation shall survive this Agreement insofar as any pending Transaction with a Prospect is concerned for a period of 12 months from the date of termination hereunder. Contingent fee will continue for any signed agreement for service with ________________ for the duration of service agreement between NetVoice and ____________________.

AGREED TO AND ACCEPTED THIS _________ DAY OF __________________.

______________________________Name
NetVoice Technologies, Inc.


______________________________Signature



______________________________Name
Sign Up Server

______________________________Signature